EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-101368) of IMPAC Medical Systems, Inc. of our report dated December 6, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

BURR, PILGER & MAYER LLP

Palo Alto, California

December 14, 2004